Debt Investor Presentation Second Quarter 2009 SLM Corporation

2 This Presentation contains forward-looking statements and information based on management's current expectations as of the date of this presentation. Statements that are not historical facts, including statements about our beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to our ability to cost- effectively refinance asset-backed financing facilities due April 2010, (collectively, the "2008 Asset-Backed Financing Facilities"), including any potential foreclosure on the student loans under those facilities following their termination; increased financing costs; limited liquidity; any adverse outcomes in any significant litigation to which we are a party; our derivative counterparties terminating their positions with the Company if permitted by their contracts and the Company substantially incurring additional costs to replace any terminated positions; changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws, such as any laws enacted to implement the Administration's 2010 budget proposals as they relate to the Federal Family Education Loan Program ("FFELP") and regulations and from the implementation of applicable laws and regulations) which, among other things, may change the volume, average term and yields on student loans under the FFELP, may result in loans being originated or refinanced under non-FFELP programs, or may affect the terms upon which banks and others agree to sell FFELP loans to the Company. The Company could be affected by: various liquidity programs being implemented by the federal government; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments, and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in general economic conditions; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company's expectations. Forward-Looking Statements

3 SLM Corporation Overview

4 SLM Corporation #1 originator of student loans in the U.S. education lending market #1 servicer and collector of student loans in the U.S. currently servicing $185 billion in assets including $8 billion for third parties Fully independent private sector company with scale and a broad franchise, traded on the NYSE $188 billion managed student loan portfolio, 82% of which is U.S. government guaranteed(1) At quarter end, 93% of managed student loans were funded with term liabilities, 82% funded for the life of the loan 11% funded with fixed spread liabilities with an average life of 4.3 years (1) As of June 30, 2009

Life-stage Customer Strategy Life-stage Customer Strategy Life-stage Customer Strategy Early awareness and saving School selection, understanding ways to pay with Education Investment Planner Complete 1-2-3 financing solutions for schools and families Life-of-loan guidance and products to encourage responsible repayment Sallie Mae offers an unmatched, integrated suite of saving, planning, and paying for college products and services Traditional SLM loan products 5

6 SLM Corporation Update Managed student loans outstanding increased to $188 billion in Q2 Originated $3.7 billion in federal student loans, a 53% increase over prior year period Launched new private education loan product and originated $387 million private education loans in Q2 "Core Earnings" net income was $170 million prior to preferred dividends, impacted by gains on debt repurchases, increased provisions for private credit losses and a reduction in net interest income as a result of the CP/Libor dislocation Student loan legislation, ECASLA, passed by Congress in May 2008 DOE Loan Purchase Commitment Program At 6/30/09, $17.2 billion of loans funded under this program DOE Conduit - Straight A Funding launched May 11, 2009 Funding $11 billion at 6/30/09 Completed $5.1 billion FFELP ABS and $6.8 billion Private Credit ABS YTD* Operating expenses declined 10% to $305 million in Q2 from prior year Upromise manages $19 billion in 529 college savings plans with 10 million members enrolled in the member rewards programs * Activity through August 7, 2009. 2009-D transaction priced August 5, 2009, expected settlement August 13, 2009

7 A Brief Corporate History (1) Currently known as the Federal Family Education Loan Program (FFELP). (1) Currently known as the Federal Family Education Loan Program (FFELP). Congress establishes, as a GSE, the Student Loan Marketing Association or "Sallie Mae" 1996 GSE dissolved... SLM Corporation becomes a fully independent, private sector corporation Challenging economy; Government support of FFELP 1972 2004 2008 Privatization of Sallie Mae approved by Congress, SLM Corporation holding company created SLM Corporation proposed transaction with J.C. Flowers 2007 1965 Congress creates the Guaranteed Student Loan Program (1) 2009 Obama Administration seeks to restructure Student Lending Programs Date as of 06/30/09 Date as of 07/27/09

8 What Makes SLM Corporation Unique What Makes SLM Corporation Unique .. * Through 6/30/09

9 Q209 "Core Earnings" Summary

10 Q209 "Core Earnings" Summary

11 CP Yield - 3M LIBOR CP Yield - 3M LIBOR CP-LIBOR - still volatile but reverting to long-term mean Note: As of July 31, 2009

In low interest rate environments Floor Income earned, but excluded from "Core Earnings", is a natural offset to CP-LIBOR dislocation earnings drag During second quarter, economic floor income was earned on $10.4 billion of annual reset rate loans and $23.6 billion of fixed rate loans * 12 CP - LIBOR Offsets * Annual reset rate loans reset on July 1, 2009 eliminating variable floor income in Q309

13 Fee Income & Other Income Contingency Inventory of $10.3 Billion Collecting on behalf of the Dept of Education for close to ten years Upromise - largest private source of 529 plans Guarantor Servicing for student loans APG is re-focused on student loan contingency and collections 2009 1H $831 Million* (CHART) * Does not include net losses from Collections-Mortgage of $67 million ** Other includes gains from debt repurchases of $389 million

14 "Core Earnings" basis before 2008 Asset-Backed Financing Facilities Fees Before re-organization-related asset impairments Lending Segment Earnings Detail

Dept. of Education / Government Programs Kennedy-Miller Legislation - Signed by President 05/07/08 ECASLA - Broad authority to purchase loans from 10/01/03 - 07/01/09 ECASLA Extension - Signed by President 10/07/08 Extended purchase authority for 2009 - 2010 Academic Year Loan Purchase Commitment Program - 5/21/08 Eligible collateral - certain 2008 - 2009 FFELP loans Funded at CP +50 bps Par put + $75/per loan fee and origination fee rebate Program replicated to cover 2009 - 2010 originations 11/08/08 ED Additional Loan Purchase Actions -11/20/08 Program term 12/08 - 1/09, eligible collateral - certain 2007 - 2008 FFELP loans Purchase price of 97 - servicing released - program total of $6.5 B Straight A Conduit Program Launched - Announced 11/08/08, Structured 1/19/09, Launched 5/11/09 Collateral originated 10/03 - 9/09 eligible Program term - 5 yrs Liquidity provided by the Federal Financing Bank (a division of Treasury) TALF - NY Fed and Treasury to provide consumer ABS support Eligible collateral - AAA rated Card, Auto, Small Business and Student Loan securities Includes Consolidation and Private Credit student loans originated post 5/1/07 Fed to provide funding, rates and haircuts to be determined Program Term - Initially 1 year (extended to 3/31/10 for Student Loans) with 3 - 5 yrs of financing 15

Federal Student Loan Policy Alternatives President's Budget Proposal Convert all federal student loans to federal funding by July 2010 Use savings to substantially increase Pell Grants Use private sector firms to service Industry/Community Proposed Modifications = President's Proposal "Plus" Convert all federal student loans to federal funding by July 2010 Use savings to substantially increase Pell Grants Use private sector firms to service PLUS Choice and competition on campus for loan originations systems and service Lenders compete to originate loans, along with current DL system Schools choose among lenders and servicers, including non-profits Originating lenders have opportunity to service loans under federal pricing standards All loans have same terms and conditions Use ECASLA mechanism to move privately-originated loans onto federal balance sheet Ensures continuation of borrower assistance and advocacy on all loans through Guarantors Powerful incentives for default aversion via risk share All servicers retain 3% risk sharing SLM performance superior versus program performance Low implementation risk Avoids transition of 4,500 schools to DL system over a short period of time 16

Federal Student Loan Market Outstanding Government Student Loan Market Distribution 2/28/09 Market Distribution 2/28/09 Market Distribution 2/28/09 Top 10 Holders of FFELP Loans FFYE 9/30/08 FFYE 9/30/08 FFYE 9/30/08 Source: US Department of Education 17

Office of the Chief Executive Officer 18 Al Lord, Chief Executive Officer Jack Hewes, Sr. EVP & Chief Lending Officer Jim Truitt, SVP & Chief Compliance Officer David West, SVP & Chief Credit Officer Jack Remondi, Vice Chair & Chief Financial Officer Joe DePaulo, EVP & Chief Marketing Officer Kara West, VP Risk Assessment Mark Heleen, EVP & General Counsel

19 The U.S. Student Loan Market

20 Source: College Board Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment-weighted Enrollment Growth + Rising Tuitions + Education Value = Increasing Loan Demand Favorable Student Loan Market Trends (CHART) Higher Education Enrollment (millions) Source: National Center for Education Statistics Note: Total enrollment in all degree-granting institutions; middle alternative projections for 2008 onward Annual Cost of Education ($ thousands) (CHART) Source: President's 2010 Budget. Gross commitments by fiscal year Note: Excludes consolidation volume Federal Student Loan Origination Volume ($bn) (CHART) '02-'08 CAGR: 12% '08-'14 CAGR: 6% Relationship Between Higher Education, Income and Employment (CHART) Source: U.S. Census Bureau, Current Population Survey, 2007 Annual Social and Economic Supplement. Represents median earnings for a full time, year-round worker over age 25. Unemployment data as of 2007. Represents unemployment for civilian noninstitutional population over age 25. Unemployment Average annual income

College Grads Experience Lower Levels of Unemployment 21 (CHART) Source: U.S. Department of Labor, Bureau of Labor Statistics

22 The Federal Family Education Loan Program or "FFELP" Provides lenders an explicit U.S. government guarantee of at least 97% and a fixed yield on student loans made pursuant to the FFELP program Loan pricing, terms and maximum borrowing limits set by Congress Available to undergraduate students, graduate students and their parents Fixed rate loans, with 10 to 30+ year maturities and payments typically deferred until after graduation Borrower outstanding balances typically range from $5,000 to $25,000, although balances exceed $100,000 for graduate students Pending legislation in Congress could substantially alter this program

23 Growth in Federal Student Loan Originations In 2008, more borrowers took out more FFELP loans with higher loan balances than ever before Total federal student loan originations, including both FFELP and FDLP loans, increased by 9% in 2008, following a 15% increase in 2007 (1) The U.S. Department of Education is projecting 5% average annual growth in federal student loan volume through 2009 (1) Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans. (1) Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans. Stable, Long-Term Growth -

24 FFELP Student Loan Market Share *Notes: Sallie Mae includes all Preferred Channel volume Wells Fargo includes Wachovia volumes Bank of America includes Fleet and LaSalle Bank volumes JP Morgan Chase includes Bank One volumes PNC Bank includes National City Bank volumes Source: http://www.fp.ed.gov

25 FFELP Loan Originations - Academic Year FFELP Loan Originations - Academic Year Originated Nearly $20 Billion of loans in the 08/09 Academic Year Estimated Federal Origination Market Share of 24% Originated $2.7 Billion of loans for third-party servicing clients in the quarter Expect to put all loans in the third or fourth quarter and retain servicing

26 Private Loan Originations - Academic Year Private Loan Originations - Academic Year Originated Nearly $5 Billion of loans in the 08/09 Academic Year Applications from higher credit borrowers up 5% SMART Option Loans introduced for disbursement beginning July 1

27 The Private Education Loan Market Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower and/or cosigner Generally 5 to 15 years in maturity, with terms similar to those offered under the guaranteed student loan program Private Education Loans

28 28 SLM's Private Education Loan Portfolio $34.5 billion of managed outstandings at Q2 2009 18% of SLM's managed student loan portfolio Risk-based pricing Approximately 55% of portfolio has a cosigner, typically a parent Higher education loans typically non-dischargeable in bankruptcy Integrated underwriting, servicing and collections (1) All figures as of June 30, 2009. Private Education Loan Portfolio Characteristics(1)

29 29 SLM's New Private Education Loan Product Launched 3/23/09 Eliminates negative amortization during the school and grace period while reducing the average life from 9.5 years to 5.5 years Strategies to achieve a 90% cosigned rate have been deployed Repayment term is driven by cumulative amount borrowed and grade level Requires interest only payment on new loans with open option to pay P&I Eliminates capitalization of interest effect which significantly reduces total interest paid Full communication with borrower during in school period Full collection activities employed at both the student and cosigner level Develops habit and responsibility of payment Limits propensity to accumulate additional debt given in-school payment requirement Smart Option Product

30 Private Education Loan Market Demand Private education loans help bridge the gap between funding available through government- sponsored programs and the rapidly increasing cost of education Cost of College AY 2008-2009 Based on a Four-Year Term (CHART) FFELP Limit $31,000 Cost of attendance gap FFELP Limit $31,000 Source: College Board, Trends in College Pricing, 2008. Cost of College AY 1998-1999 Based on a Four-Year Term Cost of attendance gap (CHART)

31 Private Credit Originations (CHART) Source: College Board, Trends in Higher Education Series (2007), 2008 industry data estimated by SLM, 2009 industry data not yet available

32 Credit Quality

33 (CHART) 33 Loan Losses Loan Losses + = Private Education Loans 18% U.S. Government Guaranteed Loans 82% Charge-Offs (1) = 0.07% Charge-Offs (1) = 3.13% Total Charge-Offs (1) = 0.66% (1) All data as of June 30, 2009. Managed FFELP charge-offs as a percentage of average managed FFELP assets. Managed Private Education Loan charge-offs as a percentage of average managed Private Education Loan assets. Total charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Managed Private Education Loan charge-offs represented 5.4% of managed Private Education Loans in repayment for the six months ended June 30, 2009, annualized . Total Managed Student Loan Portfolio

FFELP Education Loan Portfolio FFELP Education Loan Portfolio 34 (1) "Core Earnings" FFELP Loan spread, before provision. Annualized charge-offs as a percentage of average Managed FFELP Loans .

Private Education Loan Portfolio Private Education Loan Portfolio 35 (1) "Core Earnings" Private Education Loan spread, before provision. Annualized charge-offs as a percentage of average Managed Private Education Loans in repayment.

36 SLM Private Credit Default Emergence Profile - Payments Made (CHART)

Charge-offs driven by Non-Traditional loans Non-Traditional loans represent less than 13% of the Private Education Loan portfolio Higher quality loans entering repayment in 2009 and 2010 Charge-off Trends - Mix of Traditional vs. Non-Traditional 37 (CHART) (CHART)

38 Private Education Loan Portfolio Performance (1) Charge-offs as a percentage of average loans in repayment annualized for the quarters presented

39 Private Education Loan Portfolio Performance (1) Charge-offs as a percentage of average loans in repayment annualized for the quarters presented

40 Improving Portfolio Quality

Portfolio Quality Improving Non-Traditional charge-off rate is 7x greater than Traditional Amount of non-traditional loans entering repayment is declining 76% of Q209 loan originations had cosigners, up from 62% in Q208. The aggregate portfolio is migrating to a higher cosigner percentage Non-cosigned loans charge off at more than twice the rate of cosigned loans Amount of non-cosigned loans entering repayment is declining Amounts shown above represent the dollar amount of loans that will enter repayment 41 (CHART) (CHART)

Private Education Loan Portfolio Performance 42 Tightening of forbearance policies and the economic downturn have adversely impacted the performance of our managed private credit portfolio Early stage delinquency trends have recently shown signs of improvement, as the impact of forbearance tightening passes through the system

43 Servicing: A Competitive Advantage

44 Servicing Over 2 million serviced accounts after ECASLA loans put to ED in 2009 Contract expected to begin in the second half of August 2009 and span five years with one, five-year renewal option Servicing on new Direct Loans expected to begin in August 2010 Continue to service loans put under ECASLA that are on our systems today

45 SLM's Competitive Advantage Best in Class Vertically Integrated Origination/ Servicing/Collections Strongest National Brand in Education with Consumers and Schools State-of-the-Art Loan Delivery Platform Largest & Most Experienced Sales Team Breadth of Products & Services $185B of Loans Serviced 10 million Customers Economies of Scale Singular Focus & Scale SLM has a distinct competitive advantage in all facets of the education loan market. Note: Figures as June 30, 2009.

Operations Locations Operations Locations Killeen, TX Fishers & Muncie, IN Lynn Haven, FL Wilkes-Barre, PA Newark, DE 46 Reston, VA Corporate Headquarters

47 Funding Diversity and Liquidity

48 Capital Markets Developments Completed $5.1 billion FFELP ABS in April Non-DOE conduit eligible collateral Non-TALF eligible collateral Reduced and extended ABCP program Term Extension of 1 year for $22 billion FFELP facility Terminated and paid in full Private Credit facility Extended $1.5 billion FFELP facility for 60 days Completed $5.3 billion Private Credit ABS May - Aug 2009 TALF Eligible transactions Unique callable structures Broad investors distribution DOE Straight A Funding conduit launched Program Launched on May 11, 2009 SLM funding $11 billion as of 6/30/09

49 Recent ABS Transactions Transaction: Private Credit May 2009-B July 2009-C August 2009-D Issuance Size: $2.593 B $1.027 B $1.680 B Registration Type: 144A Private Private Indicative Pricing: L + 600L + 366 to 30 mo call Prime + 125Prime-71 to 30 mo call Prime + 25Prime-55 to 48 mo call Note: Activity through August 7, 2009. 2009-D priced August 5, 2009, expected settlement August 13, 2009

50 Liquidity Position Update Includes cash held at Sallie Mae Bank Note: SLM has $3.5 B in available unsecured revolving credit facilities. The Company has never drawn on these facilities. $1.9 billion matures in October 2010 and $1.6 billion matures in October 2011

51 High Percentage of Student Loans Funded to Term High Percentage of Student Loans Funded to Term Employ conservative long-term funding model * Funded to Term includes 15% or $28.4 billion and 7% or $13.6 billion of advances outstanding under the ED Purchase and Participation Program and Straight A Funding Facility as of June 30, 2009 and March 31, 2009 respectively Participation Program and Straight A Funding Facility as of June 30, 2009 and March 31, 2009 respectively Participation Program and Straight A Funding Facility as of June 30, 2009 and March 31, 2009 respectively

Funding Distribution Funding Distribution 52 At June 30, 2009, total managed debt borrowings was $205 billion.

53 SLM has issued $140 billion of long-term, corporate debt and asset-backed securities since 2005, across a broad range of maturities securities since 2005, across a broad range of maturities securities since 2005, across a broad range of maturities (1) Excludes short-term issuance under SLM's asset-backed commercial paper programs. (2) Includes SLM corporate debt and term asset-backed securities. Note: Totals may not add due to rounding. SLM Corporate Debt and ABS Issuance

54 SLM ABS Issuance Volume SLM ABS Issuance Volume SLM ABS Term Issuance Volume ($ billions) (1) (1) Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding.

55 SLM Corporate Debt Issuance Volume SLM Corporate Debt Issuance Volume SLM Corporate Term Debt Issuance Volume ($ billions) US$ equivalent at the time of issuance. Q2 2009 Debt Repurchase Overview Repurchased $1.1 billion face value of debt generating $325 million in accounting gains

56 Unsecured Debt Maturities Unsecured Debt Maturities Note: Does not include SLM Bank or Subsidiary funding Repurchased $1.1 billion of debt in Q209 Remaining unsecured debt maturities in 2009 total $2.6 billion

57 Unencumbered Assets / Unsecured Debt Ratio YE08 Q109 Q209 Tangible Unencumbered Assets/Unsecured Debt 94% 88% 95%

Free Cash Flow 58 Net New Financing activity includes 2009-C and 2009-D ABS transactions executed in July & Aug respectively and anticipated improved advance rate on assets to be funded in Straight A conduit. Sallie Mae Bank Cash is deducted in this analysis as it is generally not available to service SLM unsecured debt obligations. Future/planned funding activity is excluded from this analysis, as a result, the analysis is not intended as a forecast of period ending cash balances.

59 Sallie Mae Bank Bank charter Utah based ILC regulated by FDIC and Utah Department of Financial Institutions (UDFI) Charter granted October 2005 Current bank activity Originates Sallie Mae's private education loans Funded through affiliate and brokered deposits 26.9% Total Risk-based Capital at June 30, 2009 Deposit taking activities Total deposits increased by 83% in Q209 Deposits totaled $6.8 billion at 6/30/09 $ 6.4 billion Brokered Deposits $420 million Affiliate Deposits Brokered Deposit portfolio has a weighted average maturity of 32.5 months

Sallie Mae Bank Brokered Deposits 60 (CHART) *Average remaining life includes the brokered CDs only.

61 Sallie Mae Bank - Deposits Sallie Mae Bank - Deposits Sallie Mae Bank - Deposits Sallie Mae Bank - Deposits Sallie Mae Bank - Deposits *primarily affiliate demand deposit accounts with no stated maturities

62 Sallie Mae Bank - Capital Sallie Mae Bank - Capital Sallie Mae Bank - Capital

63 Risk-Adjusted Capitalization

64 Capitalization Capitalization SLM Corp GAAP tangible stockholders' equity as a percentage of total managed assets. Average GAAP tangible equity including preferred stock to charge-offs. SLM charge-offs based on total managed loans, annualized.

65 Capital Allocation 0.50% 8.00% SLM allocates capital internally based on the risk of the assets it supports SLM Corp Assets Capital Allocation As of June 30, 2009 0% - 25% Cash, Investments, Other Assets & Intangibles 13% of Total Managed Assets Private Education Loans 16% of Total Managed Assets Government Guaranteed Loan Assets 71% of Total Managed Assets Based on Risk

FFELP Appendix

67 SLM FFELP ABS Issue Characteristics Historical issue size of $1.0B to $5.0(+)B Tranches denominated in US$ or Euros 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Amortizing tranches, with 1 to 15(+) year average lives Serviced by Sallie Mae, Inc. (1) Principal and accrued interest on underlying FFELP loan collateral carry a guarantee of either 98% or 97%. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education. Typical SLM FFELP ABS Transaction Features Unique Characteristics of FFELP Loan ABS Explicit U.S. government guarantee of underlying collateral insulates bondholders from virtually any loss of principal (1) Formerly a 20% risk-weighted asset, now a <10% risk-weighted under Basel II's IRB methodology Offer significantly higher spreads than government agency securities with comparable risk profiles Short (1-3 yrs), intermediate (3-7 yrs), long (7-10 yrs) and very long (10-15+ years) term tranches available at new issue and in secondary

68 SLM Stafford/PLUS ABS Trusts Prepayment Analysis Historical SLM Stafford/PLUS ABS CPRs Annualized CPRs for SLM Stafford/PLUS ABS Trusts have decreased significantly as incentives for borrowers to consolidate have declined borrowers to consolidate have declined borrowers to consolidate have declined * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended June 30, 2009. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments. (CHART)

69 SLM Consolidation ABS Trusts Prepayment Analysis Historical Consolidation ABS CPRs CPRs for SLM Consolidation ABS Trusts have declined significantly following legislation that prevented in-school and re-consolidation of borrowers' loans in-school and re-consolidation of borrowers' loans in-school and re-consolidation of borrowers' loans * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended June 30, 2009. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments. (CHART)

SLM Corporation Private Credit Appendix

71 Managed Private Loan Performance Traditional vs. Non-Traditional Reserve coverage of annualized charge-offs totaled 1.4x for both Traditional and Non- Traditional loans for Q2 2009 Non-traditional loans represent only 13% of the Private Education loan portfolio but account for 50% of charge-offs 6/30/2009 3/31/2009 12/31/2008 9/30/2008 6/30/2008 3/31/2008 Traditional (QTD) (QTD) (QTD) (QTD) (QTD) (QTD) Loans Outstanding $32,326 $32,137 $31,101 $30,177 $28,452 $27,576 Loans in Repay $18,980 $17,765 $17,715 $14,606 $14,433 $12,683 % with a Cosigner 59.7% 59.4% 59.0% 58.6% 57.7% 57.6% 90 Days Delinq as a % of Repay 4.8% 4.3% 2.6% 2.3% 1.6% 1.8% Forb as a % of Repay & Forb 6.1% 6.3% 6.7% 11.0% 12.0% 15.5% Annualized C/O's as a % of Repay 3.9% 2.2% 1.7% 1.4% 1.4% 1.1% 6/30/2009 3/31/2009 12/31/2008 9/30/2008 6/30/2008 3/31/2008 Non-Traditional (QTD) (QTD) (QTD) (QTD) (QTD) (QTD) Loans Outstanding $4,978 $5,096 $5,107 $5,092 $4,987 $4,913 Loans in Repay $2,980 $2,991 $2,997 $2,641 $2,451 $2,187 % with a Cosigner 26.8% 26.4% 26.4% 26.2% 26.3% 25.8% 90 Days Delinq as a % of Repay 20.6% 19.1% 12.7% 11.9% 9.8% 10.7% Forb as a % of Repay & Forb 8.9% 8.5% 9.0% 14.4% 18.5% 21.4% Annualized C/O's as a % of Repay 24.0% 14.5% 12.3% 10.0% 11.5% 10.3%

72 Private Credit Loan Collections Sallie Mae services and collects the loans in its managed private loan portfolio Private credit collections are conducted by a stand-alone consumer credit collections unit, not the company's FFELP collections operations Managed by individuals with prior experience managing collections operations for consumer loan assets Over the past 18 months, private credit collections resources have been significantly increased and collections technology and practices enhanced Multi-variable analysis has enabled prioritization of collection efforts on higher risk borrowers Forbearance policies have been enhanced to reduce reliance on the tool, while still meeting the customer need during an economic downturn Additional workout and settlement programs have been introduced to help customers avoid default Collection workstation, dialer capabilities, and internet utilities have all been enhanced with more effective technology solutions

73 Forbearance A collections tool used to provide borrowers time to improve their ability to repay Between graduation and start of first job Economic hardship Provides borrower with time to obtain employment and income to support their obligations Applied most frequently in the first two years of repayment Granted for three month intervals, up to a maximum of 24 months Majority of loans are in forbearance for less than 12 months Placing a loan in forbearance suspends payments, with interest capitalized to the loan balance

74 Private Credit Trust Delinquency and Forbearance Seasoning Trends Delinquency and forbearance are highest when loans enter repayment, and diminish as loans season As the trust loans season, delinquency and forbearance are expected to decline Note: Based on historical data through June 30, 2009. Does not include data for 2009 trusts which have not had time to become 90 days delinquent

75 75 Private Credit Trust Default Emergence By Years in Repayment Defaults in SLM Private Credit ABS Trusts increase as loans first enter repayment, then diminish steadily over time Based on assumptions in effect as of June 30, 2009

76 76 Private Credit Trust Default Emergence By Payments Made The probability of default substantially diminishes as the number of payments made increases Based on assumptions in effect as of June 30, 2009 Excludes months in forbearance. Includes months of delinquency prior to chargeoff

77 SLM Private Education Loan Gross Defaults Actual-To-Date 2002-A 2003-A 2003-B 2003-C 2004-A 2004-B 2005-A 2005-B 2006-A 2006-B 2006-C 2007-A 2009-A 2009-B Charge-off - 212+ days delinquent (1) 0.0527 0.0524 0.0527 0.0554 0.0598 0.0421 0.0488 0.0291 0.0221 0.0263 0.0295 0.0124 0 0 Bankruptcy or death - now current or paid off (2) 0.0034 0.0032 0.0031 0.0032 0.004 0.0032 0.0028 0.0021 0.0017 0.0021 0.0021 0.0012 0 0 Bankruptcy or death - other (3) 0.0057 0.0061 0.0067 0.0068 0.0079 0.006 0.0069 0.0059 0.0052 0.0059 0.0068 0.0059 0.0006 0.0002 0.0618 0.0617 0.0625 0.0654 0.0718 0.0512 0.0585 0.0366 0.0288 0.034 0.0381 0.0196 0.0006 0.0003 For SLM Private Education Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Education Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option. Charge-offs per the servicer's portfolio definition which is generally 212+ days delinquent. Includes loans for which a borrower has filed bankruptcy which have subsequently become 212+ days delinquent. Charge-offs due to a borrower's bankruptcy filing for which the loan is now current or paid off. Charge-offs due to a borrower's bankruptcy filing or death for which the loan is not current or paid off but has not become 212+ days delinquent. These loans are in various statuses including: bankruptcy stay, deferment, forbearance or delinquency. As of May 31, 2009

78 SLM Private Credit Gross Defaults Current Lifetime Expectations vs. Constraining Rating Agency Stress Levels at Issuance Current Lifetime Expectations vs. Constraining Rating Agency Stress Levels at Issuance Current Lifetime Expectations vs. Constraining Rating Agency Stress Levels at Issuance As of July 15, 2009 Charge-offs per the servicer's portfolio definition which is generally 212+ days delinquent. Includes loans for which a borrower has filed bankruptcy which have subsequently become 212+ days delinquent. Actual loss experience may vary from expectations. Projections are derived from life-of-loan default curves based on the most recent two years of history for loans in the managed portfolio with similar characteristics.

79 Private Credit ABS Trusts Forbearance 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 0.0157 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 0.0302 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 0.0374 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 0.0563 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 0.0646 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 0.0744 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 0.0157 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 0.0302 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 0.0374 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 0.0563 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 0.0646 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 0.0744 Forbearance usage is typically highest when loans enter repayment, and declines as loans season Use of forbearance as a collection tool peaked in early 2008, and has since declined, as a result of changes in the forbearance strategy The decline in forbearance has resulted in increased delinquency and default in the near term but no long term increase in lifetime defaults

80 Private Credit ABS Trusts 31-60 Day Delinquencies Early delinquencies increased as forbearance policies tightened and have recently declined 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0.0181 0.029 0.0191 0.0283 0.0235 0.0284 0.0219 0.0243 0.025 0.0242 0.0197 0.0226 0.0232 0.0222 0.023 0.0237 0.024 0.022 0.0163 0.0168 0.019 0.0184 0.0199 0.0211 0.0268 0.0306 0.0223 2003 0.0122 0.025 0.0167 0.0288 0.0204 0.0285 0.0197 0.0299 0.021 0.0248 0.0208 0.0253 0.0235 0.0259 0.0242 0.0269 0.0193 0.0231 0.0227 0.019 0.023 0.0238 0.0297 0.033 0.0278 2004 0.0248 0.0331 0.0208 0.0336 0.0234 0.0338 0.0241 0.0321 0.0284 0.0313 0.0269 0.0305 0.0218 0.0251 0.0241 0.0214 0.0249 0.0251 0.0316 0.037 0.0283 2005 0.0224 0.0327 0.0182 0.028 0.0259 0.0312 0.0232 0.0316 0.0239 0.0272 0.0256 0.0218 0.0263 0.0234 0.0318 0.0388 0.0302 2006 0.0265 0.0402 0.0207 0.0314 0.0229 0.0301 0.0228 0.0249 0.0263 0.0291 0.0339 0.0425 0.0329 2007 0.0116 0.0227 0.0138 0.0174 0.0203 0.0264 0.0283 0.0423 0.0311 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0.0181 0.029 0.0191 0.0283 0.0235 0.0284 0.0219 0.0243 0.025 0.0242 0.0197 0.0226 0.0232 0.0222 0.023 0.0237 0.024 0.022 0.0163 0.0168 0.019 0.0184 0.0199 0.0211 0.0268 0.0306 0.0223 2003 0.0122 0.025 0.0167 0.0288 0.0204 0.0285 0.0197 0.0299 0.021 0.0248 0.0208 0.0253 0.0235 0.0259 0.0242 0.0269 0.0193 0.0231 0.0227 0.019 0.023 0.0238 0.0297 0.033 0.0278 2004 0.0248 0.0331 0.0208 0.0336 0.0234 0.0338 0.0241 0.0321 0.0284 0.0313 0.0269 0.0305 0.0218 0.0251 0.0241 0.0214 0.0249 0.0251 0.0316 0.037 0.0283 2005 0.0224 0.0327 0.0182 0.028 0.0259 0.0312 0.0232 0.0316 0.0239 0.0272 0.0256 0.0218 0.0263 0.0234 0.0318 0.0388 0.0302 2006 0.0265 0.0402 0.0207 0.0314 0.0229 0.0301 0.0228 0.0249 0.0263 0.0291 0.0339 0.0425 0.0329 2007 0.0116 0.0227 0.0138 0.0174 0.0203 0.0264 0.0283 0.0423 0.0311

81 Private Credit ABS Trusts 61-90 Day Delinquencies 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0.008 0.0175 0.0116 0.0162 0.0128 0.0134 0.0115 0.0154 0.0151 0.0118 0.0075 0.0097 0.007 0.0081 0.0078 0.0103 0.0086 0.012 0.0062 0.0078 0.0076 0.007 0.0071 0.0083 0.009 0.0148 0.0112 2003 0.003 0.0102 0.0065 0.0194 0.0093 0.0161 0.0101 0.0157 0.008 0.013 0.0081 0.0137 0.0091 0.0137 0.0107 0.0155 0.0075 0.0113 0.0099 0.0084 0.0094 0.0127 0.0125 0.0201 0.0148 2004 0.0098 0.0158 0.0105 0.019 0.0082 0.0155 0.0084 0.0143 0.0096 0.015 0.0108 0.0184 0.0088 0.014 0.0122 0.0089 0.0096 0.0154 0.0142 0.0228 0.0142 2005 0.0088 0.013 0.0073 0.0169 0.0086 0.0183 0.0103 0.0229 0.0097 0.0199 0.0132 0.0122 0.01 0.0183 0.016 0.0284 0.014 2006 0.0086 0.0133 0.0069 0.0189 0.0079 0.0174 0.0107 0.0131 0.0094 0.0204 0.0163 0.0304 0.0162 2007 0.0037 0.0085 0.0053 0.0117 0.006 0.0199 0.0126 0.0322 0.0152 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0.008 0.0175 0.0116 0.0162 0.0128 0.0134 0.0115 0.0154 0.0151 0.0118 0.0075 0.0097 0.007 0.0081 0.0078 0.0103 0.0086 0.012 0.0062 0.0078 0.0076 0.007 0.0071 0.0083 0.009 0.0148 0.0112 2003 0.003 0.0102 0.0065 0.0194 0.0093 0.0161 0.0101 0.0157 0.008 0.013 0.0081 0.0137 0.0091 0.0137 0.0107 0.0155 0.0075 0.0113 0.0099 0.0084 0.0094 0.0127 0.0125 0.0201 0.0148 2004 0.0098 0.0158 0.0105 0.019 0.0082 0.0155 0.0084 0.0143 0.0096 0.015 0.0108 0.0184 0.0088 0.014 0.0122 0.0089 0.0096 0.0154 0.0142 0.0228 0.0142 2005 0.0088 0.013 0.0073 0.0169 0.0086 0.0183 0.0103 0.0229 0.0097 0.0199 0.0132 0.0122 0.01 0.0183 0.016 0.0284 0.014 2006 0.0086 0.0133 0.0069 0.0189 0.0079 0.0174 0.0107 0.0131 0.0094 0.0204 0.0163 0.0304 0.0162 2007 0.0037 0.0085 0.0053 0.0117 0.006 0.0199 0.0126 0.0322 0.0152

82 Private Credit ABS Trusts 90+ Day Delinquencies As expected, later stage delinquency has increased due to tightening of Forbearance and the current economic environment 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 0.0332 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 0.0465 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 0.0534 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 0.0647 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 0.0661 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03 0.063 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 0.0332 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 0.0465 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 0.0534 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 0.0647 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 0.0661 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03 0.063

83 Private Credit ABS Trusts Annualized Gross Charge-offs 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0.0002 0.0012 0.0032 0.0014 0.0022 0.0016 0.0069 0.0047 0.0091 0.0146 0.008 0.0199 0.0218 0.012 0.0084 0.0132 0.0132 0.0308 0.0302 0.027 0.0204 0.0251 0.0227 0.0237 0.0286 0.0329 0.0464 2003 0.0004 0.0019 0.001 0.0011 0.0054 0.0056 0.0051 0.0075 0.0057 0.0143 0.0153 0.0087 0.0074 0.0116 0.0128 0.0337 0.0322 0.0335 0.0245 0.0343 0.0333 0.0298 0.0357 0.0401 0.0631 2004 0.0018 0.0079 0.0036 0.0049 0.0043 0.008 0.0075 0.0062 0.0061 0.0075 0.0102 0.0327 0.0299 0.0337 0.0278 0.036 0.037 0.0356 0.0402 0.0426 0.0678 2005 0.0015 0.0026 0.0033 0.0012 0.0038 0.0025 0.0033 0.0136 0.0175 0.0237 0.0254 0.0402 0.0419 0.0366 0.039 0.0445 0.0707 2006 0.0016 0.0021 0.0027 0.0131 0.0135 0.0142 0.018 0.0248 0.0324 0.0349 0.0306 0.0385 0.0609 2007 0.0065 0.0082 0.01 0.0137 0.0215 0.0261 0.0262 0.0352 0.0492 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0.0002 0.0012 0.0032 0.0014 0.0022 0.0016 0.0069 0.0048 0.0091 0.0146 0.008 0.0199 0.0218 0.012 0.0084 0.0132 0.0132 0.0308 0.0302 0.027 0.0205 0.0253 0.0227 0.0237 0.0286 0.0328 0.0464 2003 0.0004 0.0019 0.001 0.0011 0.0054 0.0056 0.0051 0.0075 0.0057 0.0143 0.0154 0.0087 0.0074 0.0116 0.0128 0.0337 0.0321 0.0336 0.0247 0.0343 0.0331 0.0298 0.0358 0.0399 0.0631 2004 0.0018 0.008 0.0036 0.0049 0.0043 0.008 0.0075 0.0062 0.0061 0.0075 0.0102 0.0327 0.0299 0.0337 0.0278 0.0361 0.037 0.0356 0.0402 0.0426 0.0678 2005 0.0015 0.0025 0.0033 0.0012 0.0038 0.0025 0.0033 0.0136 0.0175 0.0237 0.0254 0.0403 0.042 0.0366 0.039 0.0444 0.0707 2006 0.0016 0.0021 0.0027 0.0131 0.0136 0.0142 0.018 0.0248 0.0324 0.0349 0.0306 0.0387 0.0609 2007 0.0065 0.0082 0.01 0.0137 0.0215 0.0261 0.0262 0.0352 0.0492 Charge-off levels first increased in 2007 and have remained elevated through the economic downturn As is typical, more recent Trusts with a greater percentage of borrowers first entering repayment continue to exhibit higher charge-offs (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option.

84 Private Credit ABS Trusts Historical Cumulative Gross Charge-Offs(1) 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0034 0.0049 0.0075 0.0089 0.0123 0.0159 0.0178 0.0192 0.0213 0.0233 0.0279 0.0323 0.0361 0.0389 0.0422 0.0452 0.0482 0.0519 0.056 0.0618 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0124 0.0143 0.0192 0.0238 0.0284 0.0317 0.0363 0.0407 0.0446 0.0495 0.0548 0.0633 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0207 0.0245 0.0294 0.0344 0.0394 0.0452 0.0514 0.0614 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.02 0.0247 0.0305 0.0371 0.0478 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0074 0.0107 0.0145 0.0187 0.0242 0.0331 2007 0.0003 0.0007 0.0014 0.0023 0.004 0.0062 0.0092 0.0134 0.0195 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0033 0.0049 0.0075 0.0089 0.0123 0.0159 0.0178 0.0192 0.0212 0.0233 0.0279 0.0323 0.0361 0.0388 0.0422 0.0451 0.0481 0.0518 0.056 0.0618 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0123 0.0143 0.0192 0.0238 0.0284 0.0317 0.0362 0.0406 0.0446 0.0494 0.0548 0.0633 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0206 0.0245 0.0293 0.0344 0.0393 0.0452 0.0514 0.0614 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.02 0.0247 0.0304 0.0371 0.0478 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0073 0.0107 0.0145 0.0187 0.0241 0.0331 2007 0.0003 0.0007 0.0014 0.0023 0.004 0.0062 0.0092 0.0134 0.0195 (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option.

85 SLM Private Credit ABS Trusts Prepayment Analysis Historical SLM Private Credit ABS CPRs Constant prepayment rates increased in 2007 due to the introduction of Private Credit Consolidation loans, but then declined accordingly following SLM's decision to suspend its consolidation loan program 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 2002-A 0.02 0.01 0.01 0.01 0.01 0.02 0.02 0.03 0.04 0.05 0.07 0.05 0.06 0.07 0.09 0.08 0.11 0.11 0.09 0.07 0.08 0.0945 0.0636 0.0413 0.0473 0.0546 2003-A 0.0236172 0.0209585 0.0213033 0.0220455 0.0266651 0.0260547 0.0330885 0.0388733 0.0594678 0.0468802 0.0474262 0.0590022 0.0766511 0.0620133 0.0898985 0.0930055 0.0822731 0.0571616 0.0651318 0.0938 0.0586 0.0482 0.0447 0.0572 2003-B 0.0196991 0.0190606 0.0206465 0.0202833 0.0200219 0.0245259 0.0315476 0.0482446 0.0326783 0.039373 0.044897 0.0707957 0.0685625 0.1060034 0.0909016 0.083898 0.0585169 0.0683136 0.0937 0.054 0.0434 0.042 0.062 2003-C 0.0152843 0.0160452 0.014292 0.0180218 0.0179457 0.0283099 0.0361233 0.0304271 0.0367122 0.0447702 0.0722085 0.067429 0.1017183 0.0967132 0.0777458 0.057986 0.0766992 0.092 0.058 0.0429 0.0408 0.0553 2004-A 0.0187456 0.0166026 0.0164751 0.029934 0.0322261 0.0245132 0.0307617 0.0418472 0.0692516 0.0711425 0.1100171 0.0959807 0.0898134 0.0642664 0.0778312 0.0992 0.0653 0.0523 0.0468 0.0606 2004-B 0.0195699 0.0186244 0.0241702 0.0302471 0.0221029 0.0304168 0.03491 0.062598 0.068949 0.1246455 0.0951131 0.090922 0.0774936 0.106146 0.1023 0.0579 0.0397 0.0449 0.0542 2005-A 0.0319776 0.022261 0.0243768 0.0328796 0.0597171 0.0610083 0.0990818 0.0793967 0.0819435 0.064987 0.1045868 0.1033 0.0572 0.0438 0.0457 0.0592 2005-B 0.0242175 0.0279132 0.0573982 0.0555737 0.094908 0.0719371 0.073013 0.0529046 0.0893389 0.0782 0.0405 0.0297 0.0426 0.0531 2006-A 0.0476348 0.0500356 0.0857629 0.0634152 0.0664913 0.0531197 0.084535 0.0687 0.036 0.0232 0.0356 0.0434 2006-B 0.0447179 0.082504 0.0619091 0.0673478 0.0496674 0.0736355 0.0719 0.0388 0.0273 0.0331 0.0503 2006-C 0.0677068 0.0683649 0.0645688 0.0526468 0.0767421 0.0719 0.038 0.0262 0.0396 0.0516 2007-A 0.0552171 0.0457742 0.0630612 0.0559 0.0274 0.0185 0.0277 0.033

86 Appendix

87 GAAP to "Core Earnings" Reconciliation

88 Additional Information Available at www.salliemae.com

89 Debt Investor Relations Contact Information Debt Investor Relations Contact Information Debt Investor Relations Contact Information